SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549





                                  FORM 8-K/A-2

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported): October 2, 2002



                               BRL HOLDINGS, INC.
                               ------------------
             (Exact name of registrant as specified in its charter)

             Delaware                 000-15260                 88-0218411
--------------------------------  -------------------------- -------------------
(State of other jurisdiction of   (Commission File Number)    (IRS Employer
incorporation)                                              Identification No.)


               200 Perimeter Road, Manchester, New Hampshire 03103
               ---------------------------------------------------
                (Address of principal executive offices)  (Zip Code)



        Registrant's telephone number, including area code (603)-641-8443
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Items 2, 5 and 7.  Acquisitions, Financial Statements, And Other Matters

         As described in the Form 8-K and Form 8-K/A of BRL Holdings, Inc. that were filed with the Securities And Exchange Commission (the "SEC") on or about October 3, 2002 and November 6, 2002, respectively, reporting an event occurring October 2, 2002 (the "Prior 8-Ks"), the Company has acquired Element 21 Golf Company, a Delaware corporation (referred to as "Element 21 Golf" or the "Acquired Entity").

         This Form 8-K/A-2, which is being mailed to the stockholders of BRL Holdings, Inc. (referred to as "BRL" or the "Company"), includes financial statements of the Acquired Company for the period from its inception (September 17, 2002) to and as of September 30, 2002, which was essentially the last business day prior to the date of the acquisition. This document also includes pro forma financial statements for the Company as of September 30, 2002 and for the period from September 17, 2002 through September 30, 2002 as if the merger had taken place on September 17, 2002, which was the date of inception of the Acquired Entity.

         As the Company's stockholders were notified through an Information Statement mailed to them on or about December 2, 2002 (the "Information Statement"), the Company has obtained stockholder approval to change its name to "Element 21 Golf Company" and to increase the number of authorized shares of common stock to 100,000,000 from 50,000,000. The Company intends to effect these changes 21 days from the date of mailing this document to you.

         This document is intended to provide you with information concerning the Company, the Acquired Entity, and various aspects of the transactions described above. We previously provided certain information concerning these matters through the Prior 8-Ks and through the Information Statement. We will provide you with copies of the Prior 8-Ks and/or the Information Statement if you so request.

                             BUSINESS OF THE COMPANY

         Element 21 Golf has acquired from Dr. Nataliya Hearn, our Chief Executive Officer, and David Sindalovsky, a consultant to the Company (the "Assignors"), the exclusive right to use, produce and sell a specified range of scandium aluminum alloy for golf club shafts and heads. Although these rights do not cover all mixes of scandium aluminum alloy, the Company believes that any scandium aluminum alloy outside the range of its patent protected rights cannot be used to produce golf club shafts or heads in an economically feasible manner.

         Prototypes of the first products, a metal wood and several flex strength shafts, have been produced and tested. The scandium alloy shaft, when combined with a conforming iron head, has been accepted as complying with the rules of golf by the USGA (the United States Golf Association). Scandium alloy shafts engineered for use with driver and fairway metal woods are just completing development and will be tested against competitive shafts over the next several months. The independent tests already conducted by Golf Labs Inc. showed a remarkable 10-20 yard distance improvement when scandium shafts are tested against the best Graffaloy graphite and True Temper steel shafts respectively. Other clubs and products are currently being developed and tested. Dependent in part on its ability to obtain approximately $1.5 M in funding, of which there is no assurance, the Company intends to commence the production and


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roll-out of its first golf products: a complete scandium metal wood driver with scandium alloy shaft to be sold to the retail golfer through a direct marketing program. Secondly, the Company will commence the sale of scandium shafts to leading golf shaft distributors for distribution as a branded high performance shaft to be resold to fabricators and golf shops worldwide. Following the receipt of additional investor funds, of which there is no assurance, the Company expects to broaden its retail offering to include additional combinations of proprietary heads and shafts.

         The Company operates globally solely through strategic consultants and without full-time employees. Consultants Nataliya Hearn, PhD, who is our CEO and President, and David Sindalovsky, who are based in Toronto, Canada, oversee the engineering, alloy supply and production. Consultants Jim Morin, who is our Vice-President, Secretary and Treasurer, and Frank Gojny, who are based in California, oversee the development, testing and USGA approval for the golf products, and consultants Bruce Reeves and Kevin McGuire (formerly officers of BRL Holdings operating through Robertson Financial Advisors LLC based in New Hampshire) and Randy Renken (operating through Profit Consultants, Inc.), oversee the accounting and public company compliance issues. This structure allows the Company to avoid having large marketing, administrative and development organizations in order to be responsive to fluctuations in the marketplace that have plagued other start-up golf companies.

         The Company has a strategic supply agreement with an affiliate of Kamensk-Uralsky Metallurgical Works Joint Stock Company, located in a number of locations in Russia, also known as OAO KUMZ. Under this agreement, concentrated scandium alloy shall be produced to the specification of Element 21 Golf by the KUMZ affiliate. KUMZ also will transfer the latest innovations in scandium alloys to Element 21 Golf as such become available. KUMZ is a well-established, diversified producer of aluminum, aluminum alloys and products for aerospace, shipbuilding, automotive, and other industries. KUMZ is also the world's largest facility specializing in scandium alloy products. Initially scandium work began 20-25 years ago with the development of aluminum-scandium aerospace alloys for fighter aircraft.

         The second strategic partner is Yunan Aluminum, which is in the business of manufacturing precision tubing for outdoor recreation and sporting markets. Yunan Aluminum was established in 1979 in South Korea, and now manufactures about 80,000 pounds per month of high quality products made of high strength aluminum alloys. Yunan Aluminum reprocesses, in South Korea, alloy concentrate shipped by KUNZ on behalf of Element 21 Golf and produces scandium golf shafts and club components exclusively for Element 21 Golf Company.

                          ADVANTAGE OF SCANDIUM ALLOYS

         Element 21 Golf derives its name from the 21st element in the "Periodic Table of the Elements", which is the unique metal "scandium" (the beginning of a new millennium). Scandium, when mixed with aluminum, has a higher strength-to-weight ratio than titanium and 50% more strength than high strength aluminum alloys. Markets for scandium aluminum include almost anything where aluminum is currently used, for example, from transportation and military applications to high-end sports products of all kinds. After years of market research and development, the Assignors determined that the most productive and profitable application of scandium was in the sports market. Based on that, the Assignors together with other founders of Element 21 Golf, formed Element 21 Corporation to become a production, marketing, and distribution company for scandium aluminum sports products. The Assignors continue to hold a minority interest in Element 21 Corporation. All applications to golf products covered by

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the Assignors' patents have been acquired by the Company (BRL Holdings dba
Element 21 Golf Company).

                       ELEMENT 21'S COMPETITIVE ADVANTAGE

         We believe that we have a competitive advantage in our industry for the following reasons:

1. License and supply agreements for scandium aluminum alloys in place.
2. Longtime association with the world's largest producer of the highest quality scandium master alloy.
3. Strategic association with the world's largest producer of scandium products, which has over 20 years experience in producing scandium aluminum billet, extruded products, and forged products. Lowest production costs due to location, size, and experience, as well as the advantage of waste control during the production process.
4. Experienced team of alloy developers, processing specialists, production specialists, light metal sports equipment designers, and product marketing specialists.
5. Knowledge and association with several production paths of semi-finished and finished scandium products.
6. Consulting agreements with leading golf product development and marketing experts.
7.            Growing demand for high performance golf products.

                          SCANDIUM METAL - "ELEMENT 21"

         This little known element scandium was developed primarily in secret aerospace programs in the former Soviet Union. It was used as an additive to aluminum alloys to create the highest strength aluminum-scandium alloys and alloys with significantly enhanced weldability. These super-alloys were used in missiles and MIG-29 aircraft and are currently used in MIG-31 and Sukhoi-27 aircraft. We believe that the rights we have acquired from the Assignors cover aluminum-scandium alloys that have achieved the highest "strength-to-weight ratio" for golf applications.

         Scandium is most often found in nature as an oxide in relatively low concentrations, from 5 to 100 parts per million. It is rarely concentrated in nature due to its lack of affinity to combine with the common ore-forming anions. Therefore it is usually derived as a by-product from uranium and other mineral leaching operations. The cost of scandium is directly related to the relatively high cost of processing and its lack of widespread use in commercial products. It has not been commercially mined in the United States or Europe because only small quantities have been used, primarily in high intensity halide lamps, lasers, electronics, high tech ceramics, and research applications.

         However, in the former Soviet Union, scandium has been produced in significantly larger quantities since it was an additive to aluminum alloys to produce ultra high strength aluminum-scandium alloys for military aerospace uses. In Russia there is now less scandium production due to reduced military spending. Currently, however, Russia still possesses the world's largest


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stockpile of pure scandium oxide, which is available to Element 21 Golf through the rights it acquired from Assignors. When the current supply is exhausted, scandium can be obtained through reactivating production of various waste streams of already identified ore processing sites in Russia. In addition, several possible North American scandium production sites have also been identified, if there is sufficient demand to justify the investment.

                 HISTORY OF COMMERCIAL ALUMINUM-SCANDIUM ALLOYS

         Aluminum-scandium alloys for sports applications were developed using the expertise of Russian and Ukrainian scientific institutes. To date, in excess of 75 tons of aluminum-scandium master alloy have been sold for the production of over 2,500,000 pounds of final product, including several sports products, and for a variety of civil and government funded transportation related development programs.

         In 1997 Easton Sports' baseball and softball bats constituted the first production of a large-scale scandium sports product. The ultra-light high strength Easton bats, known, as the Scandium/Sc 7000 Redline series quickly became the most successful new product launch in Easton's 75-year history. To date, Easton has sold in excess of $800,000,000 of scandium aluminum baseball and softball bats. Easton then produced a weldable aluminum-scandium alloy for use in bicycle frames, and handle bars. Both products have been highly successful and the frame is now considered one of the lightest in the industry and used by many top-racing teams. In addition to baseball bats and bicycle frames, scandium golf shaft, metal wood drivers, putters, lacrosse sticks, bicycle seat posts and handlebars, and hockey stick prototypes have been developed.

                      ALUMINUM-SCANDIUM PRODUCT ADVANTAGES

         Scandium alloys have advantages over other high strength aluminum and titanium alloys and composite materials, especially in heavily drawn and worked products:

o        Up to 50% strength increase over high-strength aluminum alloys;
o        Over 20% specific strength advantage over titanium alloys;
o        Significant cost and design advantages over composite materials;
o        Reduction and elimination of surface recrystalization;
o        Increase in weldability and weld strength;
o        Increase in weld fatigue life of 200%;
o        Reduction and elimination of hot-cracking in welds;
o        Increased plasticity, durability, and formability.

                                SPORTS EQUIPMENT

         As athletes and marketers demand improvement in sports equipment, designers push material limitations when using existing metals and alloys. Most aluminum products in the sports market today have alloy development origins from the 1930's, while other high-performance alloys were developed in the 1960's. Titanium and composite materials have replaced aluminum in some sporting goods; however, these materials are more expensive and more difficult to process.

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Consequently, they have found major acceptance only in the highest end of the market.

         Element 21 Golf's objective is to develop and market new golf products where scandium alloys can provide measurable advantages over existing high-end aluminum alloys, stainless steel, titanium and composite materials.

                                  GOLF PRODUCTS

         Scandium golf products have outstanding potential in the industry based on several factors:

- Results of player and robotic testing indicates scandium aluminum's superior performance over a leading titanium club, and

- Improved distance and less dispersion, allowing longer more accurate results, which are impossible to achieve with current metals.

         The interest in scandium has been supported by several performance and marketing features:

o Scandium alloys strategically incorporated into the production of metal woods and irons can result in heads with a larger sweet spot for more consistency and accuracy;

o If increased club head size is not required, the reduced density and improved strength allows flexibility in placing perimeter weighting that can affect the trajectory (flight path) of the ball;

o Scandium alloys are softer than titanium providing superior feel and workability for the player;

o    Scandium alloys are lower in cost and easier to fabricate than titanium;

o The specific yield strength advantage of scandium alloys over steel and high-end aluminum alloys enables the design of shafts at substantially reduced weight and higher performance;

o The homogeneous nature of scandium alloys allow for consistent shaft production, a problem inherent with graphite shafts.

                                   GOLF SHAFTS

         Scandium golf shafts provide the lightweight and flexibility of graphite with the favorable playing characteristics of steel. Steel dominates the shaft market for irons, while graphite is the most popular shaft material for metal woods. Graphite shafts are generally more expensive than steel, and golfers often experience inconsistency from club to club due to reproducibility problems inherent with graphite. Prototype shafts with several flex strengths have been produced, tested initially with irons and accepted as complying with the rules of golf by the USGA. The independent tests conducted by Golf Labs Inc. showed remarkable 10-20 yard distance improvement when scandium shafts tested against the best Graffaloy graphite and True Temper steel shafts respectively. To view these test results online, go to www.e21golf.com.

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         The market for golf shafts was estimated by Golfdatatech to be close to
30 million units in the US and 60 million units worldwide in 1999. Golfdatatech estimates that the premium shaft market that Element 21 Golf's scandium shaft will initially be targeting represents a market size of approximately 27 million units worldwide.

                              METAL WOODS / PUTTERS

         Element 21 Golf has made its own designs, and has completed mechanical and player testing on several prototypes. This effort has provided Element 21 Golf with several sales and marketing options. These options include the sale of semi-finished products to the likes of Taylor Made and other original equipment manufacturers (OEMs), the sale of finished heads to OEMs, and/or the Company's own direct sale of scandium products to the market place.

         Element 21 Golf intends to introduce a scandium driver and other fairway metal woods through the production and airing of a script-to-screen infomercial planned for the second quarter of calendar 2004, assuming completion of the additional financing, of which there is no assurance, following completion and market testing of its infomercial. Based on positive performance and marketing features afforded by scandium, and the general market condition of golf, the Company believes this approach will be successful. To assist in this process, the Company has access to consultants with experience in infomercials from both marketing and production aspects. It is important to note that we believe that we would be in a position to introduce a number of new scandium golf products over time, including putters, fairway metal woods, and irons.

         According to Golfdatatech, the 1999-world retail golf club (metal woods, irons, putters) market was worth approximately $4.8 billion. Golfdatatech estimates that the US market represents about 50% of the world market, with approximately $2.4 billion in sales, including over $1.0 billion in metal wood sales. In 1999, titanium metal woods represented about 40% of all premium sales with the most popular price being $399 and up.

                             STRATEGIC RELATIONSHIPS

         To effectively conduct its business on an international scale, Element 21 Golf Company has begun to secure strategic alliances with aluminum producers, suppliers, sub-contractors, and design engineers.

         As discussed earlier, the Company has a strategic partnership agreement with OAO KUMZ, which is located in Russia. Under this agreement, scandium alloys licensed to Element 21 Golf shall be produced exclusively by KUMZ. Since 1994 KUMZ has established an ISO-9001 quality assurance system.

         Element 21 Golf also has a relationship with Yunan Aluminum in Korea. Yunan will reprocess the master alloy prepared by KUNZ and produce the initial shafts and clubs with pricing and supply already contracted.

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                          SCANDIUM RAW MATERIAL SUPPLY

         The raw material that goes into production of scandium alloys comes from scandium oxide, which has about 60% pure scandium metal content. Scandium oxide is used in the production of "master alloy", which consists of 2% Scandium metal and 98% pure aluminum. The master alloy is then added to aluminum and other alloy ingredients to create a concentration of approximately 0.1% - 0.3% scandium in the final alloy used in products. These are then known as scandium alloys or aluminum-scandium alloys, which have the technical advantages needed for production of high performance equipment for sports, transportation, military and aerospace applications and are the subject of the Assignors' patents. 1 kg of Scandium oxide will produce approximately 28 kg of master alloy, and just under 500 kilograms (or 1,100 pounds) of aluminum-scandium 0.1% alloy, the most common alloy used.

Disclosure Regarding Forward-Looking Statements And Cautionary Statements

Forward-Looking Statements.

         This Current Report on Form 8-K/A-2 includes "forward-looking statements." All statements other than statements of historical fact included in this Report, including without limitation under all sections concerning our business and products and pro forma financial statements, regarding our financial position, business strategy, plans and objectives of our management for future operations and capital expenditures, and other matters, other than historical facts, are forward-looking statements. Although we believe that the expectations reflected in such forward-looking statements and the assumptions upon which the forward-looking statements are based are reasonable, we can give no assurance that such expectations will prove to have been correct.

         Additional statements concerning important factors that could cause actual results to differ materially from our expectations are disclosed in the following "Cautionary Statements" section and elsewhere in this Report. All written and oral forward-looking statements attributable to us or persons acting on our behalf subsequent to the date of this Report are expressly qualified in their entirety by the following Cautionary Statements.

Cautionary Statements.

         In addition to the other information contained in this Report, the following Cautionary Statements should be considered when evaluating the Company, its business and products, and the forward-looking statements contained in this Report:

1. Prior losses; no earnings history. At all times since our inception, we have incurred losses from operations. See the financial statements included in of this Current Report.

2. We have limited assets and working capital and minimal shareholders' equity, and we might not be able to continue in business without the infusion of additional capital. We have very limited assets, a negative working capital and limited financial resources. Our financial condition may not improve. We require additional capital to conduct our business and there is no assurance that the needed capital will be available to us. Because of these factors, in its report of its review of our unaudited

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     financial  statements  as of and for the period ended March 31,  2003,  our independent auditor has stated that there is substantial uncertainty concerning our ability to continue as a going concern. In addition, issuance of additional equity or equity-related securities will dilute the ownership of existing shareholders and our issuance of debt securities could increase the risk of our survival.

3. Our industry encounters constant technological and other changes. The golf club industry is characterized by constantly developing technology. These changes in technology could affect the market for our products and necessitate additional improvements and developments to our products. We cannot predict that our research and development activities will lead to the successful introduction of new or improved products or that we will not encounter delays or problems in these areas. The cost of completing new technologies and/or quality and delivery expectations could adversely affect operating results during any financial period or periods.

4. Protection of product design. We attempt to protect our product designs by obtaining patents or patent rights, when available. This protection may not be sufficient to prevent our competitors from developing products that perform in a manner that is similar to or better than our products. Competitors' successes may result in decreased margins and sales of our products.

5. Limited financial resources. We have limited financial resources available that may restrict our ability to grow. Additional capital from sources other than operating cash flow will be necessary to properly market existing products and to develop new products. We cannot predict that this financing will be available from any source.

6. Intense competition. The golf industry is highly competitive, and we compete with substantially larger companies. These competitors have larger sales forces and more highly developed marketing programs as well as larger administrative staffs and more available service personnel. The larger competitors also have greater financial resources available to develop and market competitive products. The presence of these competitors could significantly affect our attempts to develop our business.

7. Other companies may produce scandium aluminum alloy golf club shafts and heads. Our patent production covers a specified range of scandium and aluminum alloy content. There are other ratios and amounts that are not covered and may be used by competitors. If any were able to do this successfully, it could have a material adverse effect on our business.

8. Availability of competent and cost-effective manufacturing contractors. Our business plan requires that we manufacture our products at third-party manufacturing facilities under manufacturing contracts on which we are dependent for high quality and cost-effective production. We cannot be assured that manufacturing contracts with high quality and cost-effective manufacturers will be available to us at a cost consistent with our budget.

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9.   No  full-time  employees;  dependence  or strategic  consultants  and other contracting individuals. We operate solely through strategic consultants and without any full-time employees. As a result, we are completely dependent on the services of a number of contracting individuals, including our Chief Executive Officer, Chief Financial Officer, and Chief Operating Officer. There is no assurance that these or other competent personnel will continue to be available to us at a cost within our budget.

10. Trading of our shares and possible volatile prices. Historically, there has been no public market for our shares. We cannot predict that any trading volume will be sustained. The prices of our shares should be anticipated to be highly volatile. If there is a relatively low trading price for our shares, many brokerage firms may not effect transactions and may not deal with low priced shares, as it may not be economical for them to do so. This could have an adverse effect on sustaining a market for our shares. Further, we believe it is improbable that any investor will be able to use our shares as collateral in a margin account. We intend for our shares to be quoted on the OTC Bulletin Board, but there is no assurance that the Company's shares will be accepted by the Bulletin Board. If the Company's shares are not accepted for quotation on the OTC Bulletin Board, they will be quoted, if at all, in the "pink sheets". Because of the matters described above, a holder of our shares may be unable to sell shares when desired, if at all.

11. No dividends with respect to our shares. It is extremely unlikely that we will pay any dividends on our shares in the foreseeable future. We currently intend that any earnings that we may realize will be retained in the business for further development and expansion.

                          MANAGEMENT AND KEY PERSONNEL

         The following is a summary of the business experience of each of our current directors and executive officers and key consultants:

         Gerald Enloe of Houston, Texas, serves as a Director and our Chairman of our Board. Mr. Enloe has served as President and CEO of Houston Industrial Materials, Inc. since 1991.

         David Sindalovsky is a Canadian citizen who was born in 1965 in the Russian Federation. He graduated from University of Toronto and commenced work in the fertilizer industry in 1988. Mr. Sindalovsky conducted the first ever "private" export deals out of the former USSR with over 400,000 tons of chemicals exported utilizing the newly created mechanisms for internal eastern European currency exchanges. Since 1997 Mr. Sindalovsky developed supply and production of scandium alloys, including organization of scandium supply produced in Russia transportation to North America and Asia for conversion into proprietary scandium products knowledge of the production requirements and processes. Mr. Sindalovsky oversees as a consultant the supply of scandium alloy for use in the Company's products, coordinates with the Company's golf consultants in California, and manages the Company's relationships with both Yunan Aluminum in Korea and KUMZ in Kiev.

         Earlier Mr. Sindalovsky was involved in developing a program for storage of spent fuel in Russia. He developed the first tolling agreements in Russia and Ukraine, for chemical commodities with Mitsui & Co., managed

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construction and engineering of large trans-shipment port facility for liquid chemicals, lube oil and ethyl alcohol and negotiated sales of chemical commodities, chartering of large cargo vessels, negotiated letters of credit.

         Mr. Sindalovsky has been active in international sports industries, including representing Russian soccer and hockey players with various professional clubs in Europe. Mr. Sindalovsky was Vice-President of Russian Tennis Federation 1999-2001 and owned and operated professional soccer club of St. Petersburg, Russia 1991-1993.

         Mr. Sindalovsky has been a consultant to:

-        Director of Revenue Services of Russia, Alexander Pochinok 1998-2000
-        Deputy Prime Minister of Russia, Oleg Sysuev 1998-2000
-        Minister of Petrochemical Industries of Russia, Sergey Ivanov 1994-1996
-        Secretary of State of Russia, Gennady Burbulis 1992-1994

     Nataliya Hearn, Ph.D., P. Eng., is a Canadian citizen with a Ph.D. in Civil Engineering from Cambridge University and is a registered professional engineer. Dr. Hearn serves as President and CEO of the Company. Dr. Hearn is currently a tenured Associate Professor at the University of Windsor and an Adjunct Professor at the University of Toronto. Dr. Hearn is currently a Director of Magnesium Alloy Corporation, Director of New Product Development and Marketing at Link-Pipe Inc., and Director of R&D at Materials Service Life LLC. Dr. Hearn has considerable experience in technology transfer, evaluation, and government/industry grants. Dr. Hearn's managing experience involves:

o evaluation, exploration and organization of Ukrainian gold deposits, by the Canadian geologists together with the Ukrzoloto and Ashurst teams;

o management of teams for testing and evaluation of damaged concrete in construction defects litigation in the USA; and

o management of concept development, implementation, financing and marketing of new products in trenchless technology repair business.

         R. Bruce Reeves, Ph.D. formerly Chairman, Cofounder, Chief Executive Officer and Director of the Company, will consult for the Company and assist Dr. Hearn and the Board of Directors in the area of capital formation, financial reporting and corporate governance. Dr. Reeves has over twenty-five years of experience in start-up ventures, and has spent over ten years in high-tech business and product development, including five years with General Electric Company on several new business development operations. In 1998, Dr. Reeves successfully led the acquisition of Meridian Instruments, a leading developer of laser based imaging instrumentation. Under Dr. Reeves' leadership, the Meridian manufacturing assets subsequently were sold to Genomic Systems, a biotechnology genomic instrumentation company. Dr. Reeves also serves as Chairman and CEO of the Company's affiliated venture, AssureTec Systems, Inc., a development stage company producing automated ID document management and authentication hardware and software.

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                   GOLF INDUSTRY EXPERIENCE OF ELEMENT 21 TEAM

         Jim Morin of Mission Viejo, California, serves as Executive Vice President of Product Development, Treasurer and Secretary of our Company. He has been associated with the golf industry for the past 20 years. Mr. Morin is an owner and officer of Hyper Industries, a golf development and marketing company. In his capacity with Hyper Industries, Mr. Morin has worked with Tommy Armour, Cleveland, Echelon, Calloway, Cobra, McHenry Metals Golf, Taylor Made, Lynx and other golf companies. Mr. Morin has extensive experience in high performance golf alloys, design, testing and production of clubs and shafts that will be of particular value to us in our planned operations.

         Below are products and relationships developed by Mr. Morin, his associate Mr. Frank Gojny, and their affiliated consulting activities:

Adams Golf

o Design and testing of multiple layered striking face of Titanium and die cast in Aluminum body.

o    Presented use of spring stainless steel for striking face in aluminum body.

o    Prepared patent filing for golf club head design.

o Performed researched on constant bulge and roll at varying lofts and swing speeds.

Tommy Armour Golf

o    Introduced Beryllium Copper to the putter and iron programs

o    Supported design for casting and processing of BeCu alloys.

Cleveland Golf Co.

o    Introduced the use of Beryllium Copper alloys for use in putters and irons.

Echelon Golf

o    Supported design and casting of Titanium golf club metal woods.

o    Supported laser welding and repairs of Titanium heads.

o    Licensed "Black Ice" striking face technology.

o    Supported Hybrid Golf Shaft Program.

o    Supported Infomercial as technical advisors.

o    Initiated patent application for "Black Ice" high friction striking face.

o    Supplied raw material for Titanium heads.

Callaway Golf

o    Introduced the technology for a variable thickness metal wood face.

o    Provided demonstration articles of Titanium/Carbon bubble golf shafts.

o Provided technical support for the fabrication of powder injection molding of Titanium golf heads.

o    Introduced MMC's (Metal Matrix Composites) technology for striking faces.

o Introduced LCR's (Liquid Crystal Polymer) technology for lightweight golf shafts.

o Introduced plastic injection molded, hybrid composite golf shafts of Titanium flake/lcp

Aldila

o    Demonstrated hybrid composite shafts of Titanium/Graphite Epoxy.

o    Demonstrated Titanium foil composite shafts - tube wrap technology.

o    Introduced toughening agent with hydroxil functionality for epoxy systems.

Cast Alloys

o    Supplied Alpha-Beta & Beta titanium alloys for casting of golf products

o Provided technical support for grain refinement of Titanium alloys for golf.

o    Salvaged damaged golf heads using laser cutting and welding.

Cobra Golf

o    Supplied titanium golf club driver heads through Williams Titanium.

o    Provided demonstration articles of aluminum metal matrix composites.

McHenry Metals Golf

o Initiated company's development with high dynamic performance striking face.

o    Provided design support for golf club products.

o    Provided material selection - Beta Titanium.

o    Provided manufacturing support.

o    Supplied raw material (Titanium).

o    Established manufacturing procedures.

o Filed patent application for method of manufacturing high dynamic striking faces.

Benneton Sports/Prince Golf

o    Initiated engineering designs for golf club products.

o    Integrated design technology.

o    Conducted play testing of prototype golf heads.

o    Performed study in multiple face Titanium striking faces.

o    Filed for company patents

o    Developed micro-light golf grips.

o    Introduced advanced polymer epoxy systems.

o    Licensed Hyper Light resin system.

o    Licensed Hyper Strength hybrid golf shaft filler system.

o    Implemented high performance forged striking faces into club line.

Lynx Golf

o    Supported Titanium head production through Williams Titanium.

Taylor Made Golf

o Provided advanced technical support in design, construction, materials and manufacturing.

o    Supported development of hybrid composite golf shafts

o    Introduced Titanium metal matrix composite, die cast heads.

o    Introduced Titanium flake golf club heads.

o    Introduced Titanium Polymetrix golf club heads.

o    Developed thermal spray, polymer protective coatings.

o    Introduced Press/sinter/forge technology.

o    Supplied hybrid composite materials.

o    Supplied Hyper Light polymer system for golf shafts.

o    Demonstrated compression loading reinforcement for golf shafts.

o    Introduced hybrid flag wrap/filament wound golf shaft technology.

o    Demonstrated Titanium/polymer golf ball technology.

o    Supported the development of copper/tungsten weighting for irons.

o    Demonstrated cast Titanium irons with forged Titanium inserts.

o    Introduced & demonstrated Titanium powdered metal golf head technology.

o    Demonstrated Bi-metallic golf club head technology.

o    Developed Extreme Dynamic Response striking face technology.

o Provided contract-engineering support for advanced material & process technology.

UST Sports

o    Licensed our Titanium/Graphite Epoxy golf shaft technology.

o    Licensed our Hybrid Composite Technology for golf shafts.

o    Provided lightweight reinforcement materials for golf shafts.

Graffalloy

o    Licensed Titanium/Graphite Epoxy technology.

o    Developed foil gage tube manufacturing processes.

o    Provided manufacturing technology support.

         Much of the work for the above companies included sales and marketing consulting and participation in the drafting of sales and advertising literature.

         Element 21 Golf recently completed prototype testing of a scandium metal-shafted club equipped with a commercially available component metal head. Professional player and computerized testing demonstrated that scandium clubs hit the ball farther than clubs fabricated with three leading high performance competitive graphite and metal shafts while providing a better "feel". Element 21 Golf has made its own designs, and has completed mechanical and player testing on several prototypes. This effort has provided Element 21 Golf with several sales and marketing options. These options include the sale of semi-finished products to other original equipment manufacturers and/or the Company's own direct sale of scandium products to the market place.

         Stockholders are directed to the Company's web site www.e21golf.com where recent press releases can be found as well as independent test results of the company's shafts against the leading high performance golf shafts in the world.

                           ELEMENT 21 GOLF ACQUISITION

         Effective October 2, 2002, we acquired 100% of the outstanding common stock of Element 21 Golf Company, a recently formed Delaware corporation ("Element 21"), in a stock for stock transaction ("the Acquisition"). Following the issuance of shares under the initial phase of the Acquisition, we had issued

47,906,220 shares out of a total of 50,000,000 common shares authorized. For further information regarding the Acquisition, see the Prior 8-Ks, which were filed with the Securities and Exchange Commission on or about October 3, 2002 and November 6, 2002, respectively, and which are incorporated herein by reference. This Report may be reviewed on the Internet at www.sec.gov in the EDGAR Archives; or on request to our address and/or telephone number on the cover page of this Information Statement, a copy of this Report will be promptly provided at no cost. To complete the Acquisition, we agreed to issue up to 48,904,420 shares of our common stock consisting of the issuance of 42,472,420 shares of "restricted securities" (common stock) which has already been issued, and the assumption of certain options granted by Element 21 Golf to its officers, directors and consultants to purchase 6,432,000 shares of our common stock, in recognition of $0.001 options to purchase a like amount of shares of Element 21 Golf held by these individuals.

         The option holders had rendered services for stock, initially valued by Element 21 Golf and our Board of Directors at $0.001 per share. 7,270,000 shares of the 42,472,420 shares of Element 21 Golf exchanged under the Acquisition were issued pursuant to Rule 701 of the Securities and Exchange Commission, and we adopted this designation. The tables below under this heading provide certain information about the 701 shares and the 6,432,000 outstanding options to be exchanged under the Element 21 Golf Acquisition.

         An Information Statement was previously mailed to our stockholders on or about December 2, 2002, a copy of which will be provided upon request.

         The Acquisition also provided for (i) mutual representations and warranties regarding various matters customary in these types of transactions;
(ii) prohibitions on both parties on changes in business operations until the completion of the Acquisition; (iii) a 100% dividend on our outstanding common stock, to be payable also on the shares and options exchanged under the Element 21 Golf Acquisition, and the spin-off following closing of two of our subsidiaries with the Element 21 Golf stockholders and option holders waiving these spin-off dividends; (iv) the payment by Element 21 Golf of $33,000 for the estimated legal costs of the spin-off dividends; the assumption of a one time consulting agreement with R. Bruce Reeves, who then served as our President and one of our directors, in the amount of $120,000; and the payment at closing by Element 21 Golf to us of an additional $55,684 in costs and expenses; (v) mutual indemnification provisions; and (vi) the indemnification from our subsidiaries that will be the subject of the spin-off dividends of all liabilities associated with such subsidiary and/or its business, property or assets.

         The following tables contain information regarding the recipients of the 701 shares discussed above and the outstanding options exchanged under the Element 21 Golf Acquisition:

                              701 Stockholder Table

Name and Address                                                     Number of Shares*
----------------                                                     ----------------
Tom Sawyer, Esq.                                                       1,900,000
1151 CR 325
Lexington, Texas 78947


Name and Address                                                     Number of Shares*
----------------                                                     ----------------
Dimitry Sindalovsky                                                    1,800,000
99 Harbour Square
Suite 3106
Toronto, Ontario M5J 2H2

Randy Renken, Esq.                                                     1,800,000
316 Main Street, Suite L
Humble, TX 77338

R. Bruce Reeves, Ph.D.                                                 1,200,000
754 Straw Hill
Manchester, NH 03104

John Lowy, Esq.                                                          450,000
75 First Neck Lane
S Hampton, NY 11968

Anna Herbst                                                               10,000
87-10 Clover Place
Holliswood, NY 11423

Andrew McGough                                                            30,000
28 Aleadra Way
Basking Ridge, NJ 07920

Kevin McGuire                                                             80,000
148 Robinson Rd
Hudson, NH 03051
                                                      Total:           7,270,000

         * Shares issued under Rule 701 of the Securities and Exchange Commission may be freely publicly resold by those stockholders who are not our "affiliates" in "broker's transactions" where the broker does no more than execute the sales order, as agent for the holder, there is no solicitation of prospective buyers and only usual and customary sales commissions are paid, and by our "affiliates," if any, who hold any of these securities, in compliance with all terms and provisions of Rule 144, except the required one year holding period. None of these holders are believed to be our "affiliates". All of these holders of shares issued under Rule 701 have agreed that none of these shares would be resold within the first 30 days after they were acquired, and that thereafter, subject to effecting sales in "broker's transactions," and further subject to our being current in all reports that are required to be filed by us with the Securities and Exchange Commission, that no holder will sell more than one-sixth of his or her holdings in the six consecutive months following the Acquisition, on a cumulative basis.

         The following table lists the 6,432,000 option shares to be issued after the amendment to increase our authorized shares becomes effective:

                               Stock Option Table

                                             Options Exercisable      Options Exercisable After
        Holders and Addresses                  Immediately               March 31, 2003*
        ---------------------                  -----------               --------------
Dimitry Sindalovsky                                  650,000                       700,000
99 Harbour Square,
Suite 3106
Toronto, Ontario M5J 2H2

Tom Sawyer, Esq.                                   1,550,000                           -0-
1151 CR 325
Lexington, Texas 78947

Randy Renken, Esq.                                   650,000                       700,000
316 Main Street, Suite L
Humble, TX 77338

R. Bruce Reeves, PhD.                                    -0-                      1,635,000
754 Straw Hill
Manchester, NH 03104

John Lowy, Esq.                                      447,000                           -0-
75 First Neck Lane
S Hampton, NY 11968

Anna Herbst                                            5,000                           -0-
87-10 Clover Place
Holliswood, NY 11423

Kevin McGuire                                         95,000                           -0-
148 Robinson Rd
Hudson, NH 03051
                               Totals:             3,397,000                     3,035,000

         * It is our present intention to include the shares underlying these outstanding options in a registration statement to be filed with the Securities and Exchange Commission on Form S-8 and further subject to our being current in all reports that are required to be filed by us with the Securities and Exchange Commission, that all sales during the period six consecutive months following the filing of the Form S-8, on a cumulative basis, will be sold subject to approval of the Company's "Leak-out Committee".

         See the Table of Contents for information concerning the location of each of the attached Exhibits described in the caption "Exhibits" herein.

Reasons for the Acquisition

         The BRL Board of Directors and management of BRL have concluded that the acquisition of Element 21 Golf provides BRL with an extremely attractive business and is therefore in BRL's and our stockholders' best interests. By acquiring Element 21 Golf, management believes that BRL is receiving a subsidiary with a business plan that offers outstanding potential based on its post-Acquisition status as a publicly traded corporation.

         The Element 21 Golf Acquisition is designed to enhance Element 21 Golf's ability to seek future funding of its operations. Although BRL's current stockholders will be diluted by the Element 21 Golf Acquisition, the Board of Directors and management of BRL believe that this transaction is in BRL's and its stockholders' best interests for the reasons stated herein.

Effective Date

         The initial phase of the Element 21 Golf Acquisition has been consummated. Twenty-one days following the mailing date of this Form 8-K/A-2 to our stockholders, we will (a) change our corporate name to Element 21 Golf Company, (b) increase our authorized common shares to 100,000,000 and (c) issue the 6,432,000 BRL shares and options described above plus issue additional shares for services provided since the Acquisition and file the registration statement on Form S-8 to register these shares.

Conditions to the Element 21 Golf Agreement

         The obligation of BRL and Element 21 Golf to the closing of the Element 21 Golf Acquisition was subject to certain conditions which were deemed satisfied, including the following:

(1) 100% of the Element 21 Golf shares of common stock shall have been delivered in exchange for our shares.

(2) Each shareholder of Element 21 shall have executed a release from any rights to distribution of spin off shares in any subsidiary of our company.

(3) Other items contained in the Acquisition Agreement that were discussed and attached to the Prior 8-Ks.

                        TRANSACTIONS WITH RELATED PARTIES

         In addition to the other transactions described in this Current Report and in the Information Statement on Form 14 C that was filed with the Securities and Exchange Commission on November 25, 2002 and that was mailed to our shareholders on or about December 2, 2002, the following describes certain transactions between the Company and its officers, directors and/or significant shareholders. A copy of the December 2002 Information Statement will be made available without charge to any stockholder requesting such.

         Prior to the Acquisition, Dr. Bruce Reeves, formerly CEO and Chairman of the Company, and currently a consultant to the Company, beneficially owned approximately 49.5% of the Company's outstanding common stock. Dr. Reeves currently beneficially owns approximately 3.8% of the Company's outstanding common stock.

         The Company's wholly owned subsidiary Tech Ventures, Inc. owns 2,813,200 shares of AssureTec Systems, Inc. (approximately 16% of the fully diluted AssureTec shares). AssureTec Systems is a Delaware company which was originally a wholly owned subsidiary of the Company. Dr. Reeves currently serves as President and sole director of Tech Ventures, Inc. Dr. Reeves also serves at Chairman and CEO of AssureTec Systems and currently beneficially owns approximately 58.2% of AssureTec Systems and under a three-year employment contract with AssureTec Systems, Dr. Reeves will receive a salary of $162,000 per year, which is currently being accrued until substantial profitability or capitalization occurs.

         As of March 31, 2003, AssureTec Systems owes $947,238 to an entity owned by Dr. Reeves and his family. Under an option agreement between Dr. Reeves and AssureTec Systems, at the close of each quarter, any advances from Dr. Reeves made to AssureTec Systems may be convertible into stock at the option of Dr. Reeves at a price of $.25 per share. Upon its written request, AssureTec Systems may "put" the conversion of the cumulative balance of advances made by Dr. Reeves to him, forcing conversion of all balances owed to him into shares of AssureTec's common stock at a price of $.20 per share. In the event AssureTec Systems exercises its put to convert into stock amounts owed to Dr. Reeves, the shares received by Dr. Reeves shall receive a preference on liquidation over the common stockholders of AssureTec Systems. If Dr. Reeves exercises his option to convert amounts owed to him by AssureTec into stock, this liquidation preference shall not apply.

         AssureTec Systems has entered into a three-year lease of the building where both AssureTec Holdings and AssureTec Systems are located. The lease calls for monthly payments of $3,544. The lease has been guaranteed by an entity controlled by Dr. Reeves and his family.

                         PRO FORMA FINANCIAL INFORMATION

          SELECTED UNAUDITED PRO FORMA CONDENSED FINANCIAL INFORMATION

         The following unaudited pro forma financial information is provided to show how BRL Holdings' balance sheet as of September 30, 2002 and its statement of operations for the period ended September 30, 2002 would have looked if the Acquisition had been completed on September 17, 2002, which is the date of inception of Element 21 Golf Company. The pro forma statement of operations for this period is derived from the unaudited stub financial statements of Element 21 Golf Company as of and for the period of inception (September 17, 2002) ended September 30, 2002 (attached as Exhibit 1) and BRL Holdings' unaudited financial statements for the three months ended September 30, 2002, combined and adjusted to give effect to the Acquisition.

         The financial statements of Element 21 Golf Company for this period from inception to September 30, 2002 have been reviewed by the independent auditor, Stephen A. Diamond. Mr. Diamond's report on the financial statements of Element 21 Golf from inception to September 30, 2002 is included as Exhibit 2. The information should be read in conjunction with the financial statements, related notes, and other financial information included elsewhere in this Form 8-K/A-2. The unaudited pro forma financial information was prepared using the purchase method of accounting. The pro forma financial information reflects the reverse acquisition of BRL Holdings by Element 21 Golf Company, the accounting acquirer. If the merger had actually been completed on those dates, the acquired company might have performed differently. You should not rely on the pro forma financial information as an indication of the results that would have been achieved if the merger had taken place earlier or the future results that will be experienced after completion of the merger.

Authorization of Additional Shares

         On the effective date 21 days following the mailing of this Form 8-K/A-2 to our stockholders, the Board of Directors shall be authorized to issue 100,000,000 shares of common shares instead of the 50,000,000 currently authorized shares. These additional shares may be issued by vote of our Board of Directors without further consent or approval by the stockholders of the Company, except in certain circumstances, such as a merger, which is not contemplated at this time. The terms and consideration for each subsequent issuance of shares, except where a stockholder vote is required, shall be entirely within the discretion of the Board of Directors. These additional authorized common shares, if and when issued, shall have no rights or preferences over the existing outstanding common shares and shall be identical thereto.

         Resolutions to change our name and to affect the authorized capital increase outlined above were unanimously adopted by the Board of Directors and all seven stockholders named under the caption "Voting Securities and Principal Holders Thereof," who collectively owned 59.9% of our outstanding voting securities, by written consent, in accordance with Sections 141 and 228, respectively, of the Delaware Law. No other votes are required or necessary to effect the amendments.

         The effective date of the name change and increase in our authorized capital will be 21 days from the mailing of this Information Statement to our stockholders.

                                     NOTICE

         SEVEN MAJORITY STOCKHOLDERS OF OUR COMPANY WHO HAVE CONSENTED TO THE CHANGE OF OUR COMPANY'S NAME AND THE INCREASE OF OUR AUTHORIZED CAPITAL OWNED A SUFFICIENT NUMBER OF OUR VOTING SECURITIES TO ADOPT THESE AMENDMENTS TO THE ARTICLES OF INCORPORATION AND HAVE DONE SO, TO BE EFFECTIVE 21 DAYS AFTER THE

MAILING OF THIS FORM 8-K/A-2 TO OUR STOCKHOLDERS; NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE ARE REQUESTED.

                       BY ORDER OF THE BOARD OF DIRECTORS


September 17, 2003                                   /s/ Nataliya Hearn, Ph. D.
                                                     --------------------------
                                                     Nataliya Hearn, Ph.D.
                                                     President and Director




         EXHIBIT 1

                                                         Proforma Financial Statements

                               September 30, 2002
                                   (Unaudited)

                             Proforma Balance Sheet

                                                 BRL Holdings                                       Proforma Totals
                                                     --------                                                ------
                               Element 21                           Eliminations         Note
Assets                               $   -               2,222                 -                          $  2,222
                                     =====               =====                                            ========
Current Liabilities                                     72,809                 -                            72,809
                             -------------              ------                                              ------
                                         -
Stockholders' Deficit

Preferred stock                          -                   -                 -                                 -
Stockholders Deficit
Common stock                        21,236              54,338           403,488       1(a,b,c)            479,062
Additional paid in capital
                                     3,216           7,956,081       (8,272,132)         1(c)            (312,835)
Accumulated deficit                (9,296)         (8,081,006)       (7,868,644)       1(a,b,c)          (221,658)
                               -----------         -----------       -----------                         ---------
                                    15,156            (70,587)                 -                          (55,431)
Stockholder Subscriptions
receivable
                                  (15,156)                     -                                          (15,156)
                                 --------    ------------------  ----------------                        --------
Total stockholders deficit               -
                                                      (70,587)                 -                          (70,587)
Total liabilities and
stockholders deficit                $    -            $  2,222            $    -                    $        2,222
                                    ======            ========                                      ==============




EXHIBIT 1 (cont.)

                        Proforma Statement of Operations
                           For the initial period from
                    September 17, 2002 to September 30, 2002
                                   (Unaudited)

                                                   BRL
                                                 Holdings                                                Proforma
                                                                                                          Totals
                                                 --------                                                  ------
                               Element 21                              Eliminations          Note
Costs:                           $                $                 $                                  $
Purchased technology                  (2,445)                  -            (24,452)         (2a)             (26,897)
Administrative Expenses
                                      (6,851)           (38,822)           (149,088)         (2a)            (194,761)
                                -     -------           --------           ---------                         ---------
Net Loss                             $(9,296)          $(38,822)          $(212,362)                        $(221,658)
                                     ========          =========          ==========                        ==========
Fully diluted shares                                                                                        54,529,020
                                                                                                            ----------
Fully diluted earnings per
share                                                                                                        $  (0.00)
                                                                                                             =========

Note 1: The unaudited pro forma combined condensed balance sheet is based on the unaudited balance sheet of BRL Holdings, Inc as of September 30, 2002 after giving effect to the pro forma adjustments, if any, resulting from the merger of BRL Holdings, Inc. and Element 21 Golf Company as if the transaction took place as of September 17, 2002 accounted for as a reverse acquisition of BRL Holdings, Inc. and Element 21 Golf Company.

(a) Record shares issued in connection with the purchase and to expense the purchase price allocated to intangible assets acquired giving the uncertainty associated with the Company's ability to continue as a going concern

(b)  Record the 2 for 1 stock split effected in the form of a stock dividend

(c)  Inter-company eliminations.

Note 2: The unaudited pro forma combined condensed statement of operations for the period ended September 30, 2002 is derived from the unaudited financial statements of BRL Holdings, Inc. as of and for the three months ended September 30, 2002 after giving effect to the pro forma adjustments, if any, resulting from the merger of BRL Holdings, Inc. and Element 21 Golf Company as if the merger took place as of September 17, 2002 (the date of formation of Element 21) and includes BRL Holdings, Inc. and Element 21 Golf Company Inc.

                                    EXHIBIT 2

                 UNAUDITED REVIEW OF ELEMENT 21 GOLF FINANCIALS
                         INCEPTION TO SEPTEMBER 30, 2002

         Following is an unaudited review report from our auditor dated December 23, 2002 containing the unaudited interim financial statements for Element 21 Golf Company, ("Element 21") prepared in accordance with accounting standards for interim reporting. Additionally, incorporated by reference, is the Company's Form 10-QSB for period ended December 31, 2002, filed with the Securities and Exchange Commission on February 19, 2003 containing the unaudited consolidated financial statement for the Company and Element 21 Golf from October 1, 2002 to the period ended December 31, 2002.

         (a) The financial statements of Element 21.

                             ELEMENT 21 GOLF COMPANY

                     REPORT ON INTERIM FINANCIAL STATEMENTS

      The initial period from September 17, 2002 through September 30, 2002

                         With Accountants' Review Report

                       ACCOUNTANTS' INTERIM REVIEW REPORT


To the Board of Directors
Element 21 Golf Company

I have reviewed the accompanying balance sheet of Element 21 Golf Company as of September 30, 2002 and the statements of operations, and cash flows and deficit for the initial period beginning September 17, 2002 through September 30, 2002. These financial statements are the responsibility of the Company's management.

I performed my review in accordance with Statements on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants for a review of interim financial statements by an entity's auditor. Such an interim review consists principally of applying analytical procedures to financial data, and making enquiries of, and having discussions with, persons responsible for financial and accounting matters. An interim review is substantially less in scope than an audit, whose objective is the expression of an opinion regarding the financial statements; accordingly I do not express an opinion. An interim review does not provide assurance that I would become aware of any or all significant matters that might be identified in an audit.

Based on my review I am not aware of any material modification that needs to be made for these interim financial statements to be in accordance with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements as of October 4, 2002 the Company has not begun operations, has no working capital, an accumulated deficit of $9,296, and a total stockholders' deficit of $0 and for the initial period from September 17, 2002 through September 30, 2002 has incurred a net loss of $9,296, all of which raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

This report is solely for the use of the Board of Directors of Element 21 Golf Company to assist it in discharging its regulatory obligation to review these financial statements, and should not be used for any other purpose. Any use that a third party makes of this report, or any reliance or decisions made based on it, are the responsibility of such third parties. I accept no responsibility for loss or damages, if any, suffered by any third party as a result of decisions made or actions taken based on this report.

Toronto, Ontario, Canada                             "Stephen A. Diamond"
December 23, 2002                                    Chartered Accountant

                             ELEMENT 21 GOLF COMPANY
                              INTERIM BALANCE SHEET

                               September 30, 2002
                                   (Unaudited)

                                          ASSETS
Total assets                                                                                         $     0
                                                                                                     =======

                          LIABILITIES AND STOCKHOLDERS' DEFICIT
                                       LIABILITIES
Total liabilities
                                                                                                           0
Stockholders' equity
    Preferred stock-authorized 5,000,000 shares, no shares outstanding                                     0
    Common stock-authorized 50,000,000 shares, 21,236,210 shares outstanding at September             21,236
         30, 2002
    Additional paid in capital                                                                         3,216
    Accumulated deficit                                                                              (9,296)
                                                                                                     -------
                                                                                                      15,156
Less stockholders' subscription receivable                                                          (15,156)
                                                                                                    --------
         Total stockholders' deficit
                                                                                                           0
Total liabilities and stockholders' deficit                                                          $     0
                                                                                                     =======

The accompanying accountants' review report is an integral part of these financial statements.



                             ELEMENT 21 GOLF COMPANY
                         INTERIM STATEMENT OF OPERATIONS

    For the initial period from September 17, 2002 through September 30, 2002
                                   (Unaudited)

Costs and expenses:
   Purchased technology                                                   $  (2,445)
   General and administrative costs                                          (6,851)
                                                                             -------
      Total costs and expenses                                               (9,296)
Net (loss)                                                                  $(9,296)
                                                                            ========


The accompanying accountants' review report is an integral part of these financial statements.





                             ELEMENT 21 GOLF COMPANY

              INTERIM STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

      FOR THE INITIAL PERIOD FROM SEPTEMBER 17, 2002 TO SEPTEMBER 30, 2002

                          Common Stock     Common Stock     Additional                                           Total
                        Number of Shares      Amount      Paid in Capital    Accumulated     Subscription    Stockholders'
                               ---------      ------              -------
                                                                               Deficit        Receivable        Equity
Founders shares issued      15,156,000        $15,156     $                $                  $(15,156)            $    0

Common stock issues
for purchased
technology                   2,445,210          2,445                                                               2,445

Common stock issued
for services                 3,635,000          3,635                                                               3,635

Options to purchase
common stock                                    3,216                                                               3,216

Net loss                                                       (9,296)                                            (9,296)
Balance September 30,
2002                        21,236,210         21,236            3,216       $   (9,296)     $ (15,156)     $             0
                            ==========      =========         ========       ===========     ==========     ===============


The accompanying accountants' review report is an integral part of these financial statements.



                             ELEMENT 21 GOLF COMPANY
                         INTERIM STATEMENT OF CASH FLOW

                               September 30, 2002
                                   (Unaudited)

Cash flows from operating activities:
    Net loss                                                                                  $ (9,296)
    Adjustments for non-cash items:                                                                   -
    Common stock issued for purchased technologies                                                2,445
    Common stock and options to purchase common stock for services
                                                                                                  6,851
         Net cash used in operating activities                                                 (     0)
                                                                                               --------
Cash flows from investing activities:                                                                 -
Cash flows from financing activities
    Stock subscription receivable                                                              (15,156)
    Common stock issued on capitalization by founders                                            15,156
                                                                                                 ------
         Net cash provided by financing activities                                                    0
                                                                                                 ------
Net increase in cash                                                                                  0
Cash and cash equivalents, beginning of the year                                                      0
                                                                                                 ------
Cash and cash equivalents, end of the year,                                                      $    0
                                                                                                 ======


The accompanying accountants' review report is an integral part of these financial statements.


                             ELEMENT 21 GOLF COMPANY
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002


1.       Organization and Summary of Significant Accounting Policies

Reporting Entity

         The financial statements and related notes have been prepared from the books and records of Element 21 Golf Company ("Element 21" or the "Company"). As further discussed in Note 4, as of the consummation of the transactions and events discussed therein, the Company will become a wholly owned subsidiary of BRL Holdings, Inc., a publicly traded entity (BRLN - OTCBB). The Company is a development stage entity formed on September 17, 2002 to design, develop and market scandium alloy golf clubs.

Future Operations/Going Concern

         The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has yet to commence operations, has no assets, no working capital, an accumulated deficit of $9,296, and a total stockholders' equity of $0 and for the initial period from September 17, 2002 through September 30, 2002 has incurred a net loss of $9,296, all of which raise substantial doubt about its ability to continue as a going concern.

                             ELEMENT 21 GOLF COMPANY
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

1.       Summary of Significant Accounting Policies (Continued)

         Loss Per Common Share

                  Loss per common share is computed using the weighted-average number of common shares outstanding during each period.

         As of September 30, the net loss per share was calculated as follows:

                                                                           2002
Net loss                                                                 $  (9,296)
Weighted Average Shares                                                 21,236,210
                                                                        ----------
Basic and diluted loss per share                                         $  (0.00)
                                                                         =========

2.       Purchased Technology

         On September 27, 2002 the Company entered into a technology transfer agreement with two of the Company's shareholders. The terms of the agreement call for the transfer of technology to manufacture golf clubs from scandium alloy developed by these shareholders in exchange for 2,445,210 shares of common stock of the Company. The Company has recorded this transaction at $2,445, an amount equal to the par value of the shares issued which also approximates their fair market value.

3.       Equity

         As of September 30, 2002 the founders of the Company were issued 15,156,000 shares of common stock at a par value of $.001 per share that also approximates their fair market value. These shares were issued pending the receipt of consideration for the shares; accordingly such amount is reflected in the financial statement as subscriptions receivable.

         The Company has entered into consulting agreements with various individuals, some of which are founders, under which their services were paid for by the issuance of common stock and or options to purchase common stock. As of September 30, 2002, 3,635,000 shares and options to purchase 3,216,000 shares of common stock with no exercise price were issued under these consulting agreements. The Company has recorded these transactions at $6,851, an amount equal to the par value of the shares, which also approximates their fair market value.

                             ELEMENT 21 GOLF COMPANY
                      NOTES TO INTERIM FINANCIAL STATEMENTS
                               SEPTEMBER 30, 2002

4.       Subsequent Events

         On October 4, 2002, the Company was acquired by BRL Holdings, Inc. ("BRL"), a publicly traded company, under an Amended and Restated Agreement (The "Agreement") wherein BRL would issue 42,472,420 shares of its common stock to shareholders of Element 21 Golf and assume Element 21 Golf's obligations under consulting agreements allowing for the purchase of 3,216,000 of Element 21 Golf shares which would then be convertible to 6,432,000 additional shares of BRL common stock to be issued following approval of an increase of authorized common shares from 50 million to 100 million shares. This acquisition will be accounted for as a reverse acquisition, using the purchase method of accounting, with Element 21 Golf treated as the acquirer for accounting purposes.

5.       Related Party Transactions

         Dr. R Bruce Reeves, a shareholder of the Company who has also served as consultant to it, and his Affiliates owned approximately 49.5% of BRL immediately prior the acquisition referenced in Note 4.

Item 7(c) Exhibits

Exhibit No.           Exhibit Description

2.1 Restated Element 21 Golf Agreement and Plan of Reorganization dated September 19, 2002(1)

                      Schedule A            Element 21 Golf Company 701
                                            Shareholders(1)

                      Schedule B            Stockholder Waiver(1)

                      Schedule C            Technology Transfer Agreement(1)

                      Schedule D            Investment Letter(1)

                      Schedule E            Element 21 Golf Disclosure
                                            Statement(1)

                      Schedule              BRL Holdings Disclosure Statement(1)

                      Schedule G            BRL Holdings Certification(1)

                      Schedule H            Element 21 Certification(1)

                      Schedule I            Assignment and Indemnity
                                            Agreement(1)

99.1                  Amended Form 10b-17 regarding 1005 Dividend(1)

99.2                  Form 10-b-17 regarding Tech Ventures Dividend(1)

99.3                  Form 10b-17 regarding Advanced Conductor Dividend(1)

99.4                  Form 10-QSB for the period ended December 31, 2002(2)

99.5 Schedule 14C Information Statement pursuant to Section 14(c) of the Securities Exchange Act of 1934(3)

------------------------------

(1) Incorporated by reference to the Company's Amended Current Report on Form 8-K/A, filed on November 6, 2002.

(2) Incorporated by reference to the Company's Quarterly Report on Form 10-QSB, filed on February 19, 2003.

(3) Incorporated by reference to the Company's Definitive Information Statement on Schedule 14C, filed on November 25, 2002.